Exhibit 16.1

Deloitte & Touche LLP Two World Financial Center New York, NY 10281-1414 USA Tel: +1 212 436 2000 Fax: +1 212 436 5000 www.deloitte.com

April 9, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Planet Payment, Inc. Form 8-K dated April 3, 2013, and have the following comments:

1.             We agree with the statements made Item 4.01a.

2.              We have no basis on which to agree or disagree with the statements made in Item 4.01b.

Yours truly,

DELOITTE & TOUCHE LLP